Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and have issued our report thereon dated March 20, 2013. Our audits also included the financial statement schedules listed in Item 26(o) of this Registration Statement. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these schedules based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for the capitalization of deferred policy acquisition costs effective January 1, 2012; for credit derivatives embedded in beneficial interests in securitized financial assets effective July 1, 2010; for variable interest entities effective January 1, 2010. In addition, the Company has elected to change its methods of accounting for the cost of long duration universal life and variable universal life reinsurance contracts and for the estimated gross profits of these contracts effective January 1, 2012.

/s/Ernst & Young LLP

Des Moines, Iowa
March 20, 2013

1204-1349964-d

Principal Life Insurance Company
Schedule I - Summary of Investments - Other than Investments in Related Parties
As of December 31, 2012

			Amount at Which
			Shown in the
			Statement of
Type of investment	Cost	Value	Financial Position
		(in millions)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$851.7	$882.2	$882.2
States, municipalities and political subdivisions	2,940.4	3,178.8	3,178.8
Non-U.S governments	545.5	663.4	663.4
Public utilities	4,064.3	4,532.4	4,532.4
Redeemable preferred	82.4	87.4	87.4
All other corporate bonds	24,669.4	26,796.6	26,796.6
Residential mortgage-backed securities	2,997.8	3,199.7	3,199.7
Commercial mortgage-backed securities	4,094.8	3,897.4	3,897.4
Collaterialized debt obligations	428.8	379.2	379.2
Other debt obligations	3,756.9	3,779.2	3,779.2
Total fixed maturities, available for sale	44,432.0	47,396.3	47,396.3

Fixed maturities, trading	398.4	398.4	398.4

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	65.8	63.2	63.2
Industrial, miscellaneous and all other	2.1	2.5	2.5
Non-redeemable preferred stock	61.5	65.6	65.6
Total equity securities, available-for-sale	129.4	131.3	131.3

Equity securities, trading	131.9	131.9	131.9

Mortgage loans	10,921.7	XXXX	10,825.4

Real estate, net:
Real estate acquired in satisfaction of debt	234.1	XXXX	234.1
Other real estate	938.4	XXXX	938.4

Policy loans	834.0	XXXX	834.0
Other investments	1,786.5	XXXX	1,785.2

Total investments	$59,806.4	XXXX	$62,675.0

Financial Schedules_PLIC_rv.xls

04/02/2013 8:13 AM

Principal Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2012 and 2011 and for each of the years ended December 31, 2012, 2011 and 2010

							Amortization
	Deferred	Future	Contractholder			Benefits,	of Deferred
	Policy	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
				(in millions)
December 31, 2012
Retirement and Investor Services	$699.4	$9,702.7	$32,801.4	$1,162.6	$2,075.1	$2,629.1	$84.8	$936.8
Principal Global Investors	-	-	-	-	14.9	-	-	423.6
U.S. Insurance Solutions	1,695.3	8,153.4	4,925.5	1,769.3	674.2	1,935.5	(2.5)	642.2
Corporate	-	50.4	(274.5)	3.0	47.6	(8.0)	-	69.6
Principal Life Insurance Company	$2,394.7	$17,906.5	$37,452.4	$2,934.9	$2,811.8	$4,556.6	$82.3	$2,072.2

December 31, 2011
Retirement and Investor Services	$792.2	$8,563.1	$33,275.9	$390.4	$2,182.3	$1,933.3	$119.4	$879.8
Principal Global Investors	-	-	-	-	14.6	-	-	396.8
U.S. Insurance Solutions	1,405.1	7,721.3	4,594.2	1,724.0	669.3	1,725.1	143.6	611.0
Corporate	-	68.7	(260.0)	512.1	51.8	376.5	-	169.9
Principal Life Insurance Company	$2,197.3	$16,353.1	$37,610.1	$2,626.5	$2,918.0	$4,034.9	$263.0	$2,057.5

December 31, 2010
Retirement and Investor Services				$332.2	$2,366.1	$2,122.7	$136.7	$830.9
Principal Global Investors				-	13.1	-	-	353.7
U.S. Insurance Solutions				1,685.7	649.7	1,600.2	128.3	577.7
Corporate				1,282.4	56.9	983.6	-	365.6
Principal Life Insurance Company				$3,300.3	$3,085.8	$4,706.5	$265.0	$2,127.9

Financial Schedules_PLIC_rv.xls

04/02/2013 8:11 AM

Principal Life Insurance Company
Schedule IV - Reinsurance
As of December 31, 2012, 2011 and 2010 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net
		(in millions)
December 31, 2012
Life insurance inforce	$283,990.0	$113,869.5	$1,606.2	$171,726.7	0.9%

Premiums:
Life insurance	$1,947.4	$173.6	$59.3	$1,833.1	3.2%
Accident and health insurance	1,264.7	162.9	-	1,101.8	0.0%
Total	$3,212.1	$336.5	$59.3	$2,934.9	2.0%

December 31, 2011
Life insurance inforce	$255,618.9	$94,096.0	$1,814.9	$163,337.8	1.1%

Premiums:
Life insurance	$1,198.5	$157.8	$30.1	$1,070.8	2.8%
Accident and health insurance	1,714.8	159.1	-	1,555.7	0.0%
Total	$2,913.3	$316.9	$30.1	$2,626.5	1.1%

December 31, 2010
Life insurance inforce	$240,532.3	$83,494.0	$2,051.9	$159,090.2	1.3%

Premiums:
Life insurance	$1,173.6	$145.5	$11.9	$1,040.0	1.1%
Accident and health insurance	2,421.9	161.6	-	2,260.3	0.0%
Total	$3,595.5	$307.1	$11.9	$3,300.3	0.4%

Financial Schedules_PLIC_rv.xls

03/06/2013 10:09 AM